Exhibit 99.2

General Employment Enterprises, Inc., 184 Shuman Blvd, Suite 420, Naperville, IL  60563,
(630) 954-0400

FOR IMMEDIATE RELEASE:	December 17, 2013

COMPANY:	General Employment Enterprises, Inc.

CONTACT:	Andrew J. Norstrud
Chief Financial Officer
Phone: (630) 954-0400
Fax: (630) 954-0595
E-mail: invest@genp.com

General Employment Presents at WALL STREET Conference 2013

General Employment Enterprises, Inc. (the “Company”) (NYSE MKT: JOB), December 17, 2013 – announced today that the Company will present at the WALL STREET Conference 2013, held in Boca Raton, Florida, on Thursday, December 19.

“It is an honor to present our Company to the community of investment professionals and industry influencers at this year’s WALL STREET Conference,” said Andrew J. Norstrud, Principal Executive Officer of General Employment Enterprises.  “The event is an opportunity to reinforce our commitment to growth and further establish the significant role General Employment plays in the $215 billion staffing industry.”

Norstrud continued, “Having reconstituted a powerful management team, General Employment is poised for growth, through both internal expansion and strategic acquisition. Opportunities such as the WALL STREET Conference enable us to inform and advise investors about the revenue potential inherent in our growth plan.”

Investors interested in a meeting with the Company’s management team may contact Andrew Norstrud at andrew.norstrud@genp.com

About General Employment

General Employment Enterprises, Inc. (the “Company”) was incorporated in the State of Illinois in 1962 and is the successor to employment offices doing business since 1893.  The Company provides staffing services through a network of 22 branch offices located in eleven states. The Company operates in two industry segments, providing professional staffing services and light industrial staffing services through the names of General Employment, Ashley Ellis, Triad and Omni-One.

Forward-Looking Statements

The statements made in this press release that are not historical facts are forward-looking statements.  Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in the Company’s  annual report on Form 10-K for the fiscal year ended September 30, 2012, and in the Company’s other filings with the Securities and Exchange Commission.  The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.